EXHIBIT 99.1

Predictive Oncology Reports First Quarter 2023 Financial Results and Provides Business Update

Company to host investor call and webcast today, May 15th, at 5:30pm EDT

EAGAN, Minn., May 15, 2023 (GLOBE NEWSWIRE) -- Predictive Oncology (Nasdaq: POAI), a science driven company leveraging its proprietary artificial intelligence and machine learning capabilities, extensive biorepository of tumor samples, CLI laboratory and GMP facility, to accelerate oncologic drug discovery and enable drug development, today reported financial and operating results for the three months ended March 31, 2023, and provided a corporate update. The company reported a net loss of $3.4 million on total net revenue of $0.2 million for the first quarter 2023.

Q1 2023 and Recent Highlights:

  Announced groundbreaking partnership with Cancer Research Horizons to drive the development of oncology drugs utilizing Predictive Oncology’s PEDAL™ platform. The CRH network includes access to approximately 4,000 of the world’s leading cancer researchers. With approximately $370 million of annual research spend, CRH is the largest private funder of cancer research in the world.
  Appointed pharma, biotech and digital health veteran Veena Rao, Ph.D., MBA, to its Board of Directors
  Announced collaboration with Integra Therapeutics, a company focused on engineering the next generation of gene writing tools to cure diseases, to advance gene therapy leveraging Predictive’s novel formulation technology and protein expression experience.
  Announced appointment of oncology translational research leader Christoph Reinhard, Ph.D., MBA, to its Scientific Advisory Board. Dr. Reinhard joins bioengineering expert Marc Malandro, Ph.D. and machine learning and analytics pioneer Robert F. Murphy, Ph.D. in the formation of Predictive Oncology’s world class SAB.
  Announced partnership with Cvergenx to develop the first-ever genomics-based approach to precision radiation therapy and drug discovery using artificial intelligence.
  Launched the Accelerating Compound Exploration (ACE) program to partner with academic and research institutions to advance their drug discovery initiatives.
  Appointed Pamela Bush, Ph.D., MBA, as Chief Business Officer to lead the company’s business development, partnering and growth initiatives.

“We are very pleased to have delivered a strong first quarter, announcing three meaningful contracts with Cvergenx, Cancer Research Horizons and Integra Therapeutics, that all seek to leverage our unique portfolio of assets and capabilities to expedite early drug discovery and enable drug development,” said Raymond F. Vennare, Chief Executive Officer and Chairman of Predictive Oncology. “We also took significant steps to strengthen not only our senior leadership team, with the appointment of Dr. Pamela Bush as our new Chief Business Officer, but we made critical additions to our Board of Directors and Scientific Advisory Board as well.

“As a highly differentiated leader in the field of AI-assisted drug discovery, we are in the very early stages of addressing a billion-dollar industry that is estimated to be growing 30% annually. I believe the steps that we have taken to this point position us very well to play a meaningful role in the development of new oncology drugs, which will not only benefit cancer patients but also create long-term value for our shareholders. I am excited for what we can achieve this year.”

Q1 2023 Financial Summary:

  Concluded the first quarter of 2023 with $18.6 million in cash and cash equivalents, compared to $22.1 million as of December 31, 2022, and $18.6 million in Stockholder’s Equity, compared to $21.8 million as of December 31, 2022.
  Loss per common share for Q1 2023 was $0.86, as compared to $1.02 for the first quarter of 2022.
    Q1 2023 Financial results
    Predictive Oncology recorded revenue of $239,895 in the first quarter of 2023, compared to $314,568 in 2022. Sales of Streamway related products and services by our Eagan operating segment were responsible for the majority of the revenue.
    Gross profit margin declined to 50% during the three months ended March 31, 2023 as compared to 65% in the comparable period in 2022 due to sales mix and lower margins on repairs and maintenance of previously sold Streamway machines.
    G&A expenses decreased to $2,335,984 for the three months ended March 31, 2023, compared to $2,423,651 for the three months ended in 2022.
    Sales and marketing expenses increased by $65,770 for the three months ended March 31, 2023, to $370,237, compared to $304,467 for the same period in 2022. The increase was due to higher employee related expenses driven by an increase in marketing and development staff in 2023.
    Operations expense decreased by $12,553 to $878,518 for the three months ended March 31, 2023 compared to $891,071 for the three months ended in 2022, primarily due to lower research and development expenses, as well as expenses related to the closure of the TumorGenesis and zPREDICTA offices.
    Net cash used in operating activities was $3,427,761 and $3,093,696 for the three months ended March 31, 2023 and March 31, 2022, respectively. Cash used in operating activities increased in the 2023 period primarily due to an increase in operating expenses and working capital.

Conference call and webcast details:

Predictive Oncology management will host an investor conference call and webcast today, May 15th, at 5:30pm EDT.

To participate in the call, investors and analysts should dial 1-877-407-3982 (domestic) or 1-201-493-6780 (international) and reference conference ID 13738479.

To access the Call Me™ feature, which eliminates the need to wait for a call operator, please click here.

The live webcast of the call can be accessed here.

Forward-Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:
Tim McCarthy, CFA
LifeSci Advisors, LLC
tim@lifesciadvisors.com

PREDICTIVE ONCOLOGY INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$18,597,119	$22,071,523
Accounts Receivable	282,763	331,196
Inventories	380,292	430,493
Prepaid Expense and Other Assets	520,005	526,801
Total Current Assets	19,780,179	23,360,013

Property and Equipment, net	1,771,737	1,833,255
Intangibles, net	272,969	253,865
Lease Right-of-Use Assets	3,062,598	211,893
Other Long-Term Assets	174,096	75,618
Total Assets	$25,061,579	$25,734,644

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$1,424,484	$943,452
Accrued Expenses and Other Liabilities	1,406,069	2,229,075
Derivative Liability	12,880	13,833
Contract Liabilities	639,238	602,073
Lease Liability	427,678	94,237
Total Current Liabilities	3,910,349	3,882,670

Lease Liability – Net of current portion	2,596,845	86,082
Total Liabilities	6,507,194	3,968,752

Stockholders’ Equity:
Total Stockholders' Equity	18,554,385	21,765,892

Total Liabilities and Stockholders' Equity	$25,061,579	$25,734,644

PREDICTIVE ONCOLOGY INC. CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS (Unaudited)

	Three months ended March 31,
	2023	2022
Revenue	$239,895	$314,568
Cost of goods sold	120,139	109,443
Gross profit	119,756	205,125
General and administrative expense	2,335,984	2,423,651
Operations expense	878,518	891,071
Sales and marketing expense	370,237	304,467
Total operating loss	(3,464,983)	(3,414,064)
Other income	42,228	42,430
Other expense	-	(989)
Gain on derivative instruments	953	1,908
Net loss	$(3,421,802)	$(3,370,715)

Loss per common share - basic and diluted	$(0.86)	$(1.02)

Weighted average shares used in computation - basic and diluted	3,968,099	3,291,762